Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE SECOND fiscal quarter ENDED December 31, 2019

Company feels impact of industry-wide headwinds; in line with Company’s predicted results,

revenues and earnings generally flat (compared to prior quarter)

and down (compared to record results of the prior year quarter)

BELLEVUE, WA February 10, 2020 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today reported financial results for the three and six months ended December 31, 2019.

Second Fiscal Quarter Financial Highlights (Quarter Ended December 31, 2019)

•

Revenues reported at $201.9 million for the second fiscal quarter ended December 31, 2019, compared to record revenues of $260.9 million for the comparable prior year period, which included approximately $29.9 million in non-recurring project revenues related to disaster relief efforts. Excluding this non-recurring project work in the year ago period, revenues would have been down $29.0 million or 12.6%. On a sequential basis, revenues of $201.9 million were up $1.4 million or 0.7%.

•

Net revenues reported at $56.0 million for the second fiscal quarter ended December 31, 2019, compared to record net revenues of $64.0 million for the comparable prior year period, which included approximately $3.6 million in non-recurring net revenues related to disaster relief efforts. Excluding this non-recurring project work in the year ago period, net revenues would have been down $4.4 million or 7.3%. On a sequential basis, net revenues were up $0.5 million or 0.9%.

•

Net income attributable to common stockholders reported at $2.6 million, or $0.05 per basic and fully diluted share, compared to net income attributable to common stockholders of $3.8 million, or $0.08 per basic and $0.07 per fully diluted share for the comparable prior year period. On a sequential basis, net income attributable to common shareholders was down $0.6 million or 18.8%.

•

Adjusted net income attributable to common stockholders, a non-GAAP financial measure, reported at $6.3 million, or $0.13 per basic and $0.12 per fully diluted share for the second fiscal quarter ended December 31, 2019, compared to adjusted net income attributable to common stockholders of $8.2 million, or $0.16 per basic and fully diluted share for the comparable prior year period. Adjusted net income attributable to common stockholders is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities. On a sequential basis, adjusted net income attributable to common shareholders was down $0.2 million or 3.1%.

•

Adjusted EBITDA reported at $9.4 million for the second fiscal quarter ended December 31, 2019, compared to adjusted EBITDA of $12.5 million for the comparable prior year period, which included approximately $1.6 million in incremental adjusted EBITDA related to the non-recurring disaster relief efforts. Excluding this non-recurring project work in the year ago period, adjusted EBITDA would have been down $1.5 million or 13.8%. On a sequential basis, adjusted EBITDA was down $0.3 million or 3.1%.

Acquisition Update

Earlier today, the Company announced that it had purchased the assets and operations of two of its Adcom agency locations acquiring Alexandria, Virginia based Friedway Enterprises, Inc. (“Friedway”) and Pittsburgh, Pennsylvania based CIC2, Inc. (“CIC2”) through its wholly-owned subsidiary, Radiant Global Logistics, Inc. Friedway and CIC2 are expected to transition to the Radiant brand and will continue to provide a full range of domestic and international services from the mid-Atlantic region.

Stock Buy-back

For the quarter ended December 31, 2019, the Company spent $1.0 million repurchasing 189,558 shares of its common stock at an average price of $5.28 per share. On February 4, 2020, the Company announced the renewal of its stock buy-back program authorizing the repurchase of up to 5,000,000 shares of the Company’s common stock through December 31, 2021. As of February 3, 2020, the Company had 49,676,263 shares outstanding.

CEO Comments

“We are very pleased to report another quarter of solid financial results for the second quarter ended December 31, 2019 in what was generally recognized as a tough economic environment,” said Bohn Crain, Founder and CEO. “We posted Adjusted EBITDA of $9.4 million on revenues of $201.9 million, and net revenues of $56.0 million for the quarter ended December 31, 2019. As we had anticipated, our results were relatively flat on a sequential basis as we did not see the traditional peak season trade flows that we would generally expect for the calendar fourth quarter of the year. On a sequential quarterly comparison, revenues of $201.9 million were up $1.4 million or 0.7%; net revenues of $56.0 million were up $0.5 million or 0.9%; and adjusted EBITDA of $9.4 million was down $0.3 million or 3.2%, over the quarter ended September 30, 2019.

A number of factors contributed to difficult comparisons to our record results in the year ago period, including (1) the non-recurring disaster relief project work reported in the year ago period, (2) our decision to exit certain lower margin business earlier in calendar 2019, and (3) general market softness associated with slower global trade and margin pressures on our brokerage operations associated with excess truck capacity that exists in the marketplace. Notwithstanding these market headwinds, we saw our net revenue margins improve 320 basis points over the comparable prior year period, which helped us to deliver the $9.4 million in adjusted EBITDA and over $6.2 million in cash from operations for the quarter ended December 31, 2019.”

Crain continued: “In addition, this last quarter we also took the opportunity to begin buying in our stock, and for the quarter ended December 31, 2019, we spent $1.0 million repurchasing 189,558 shares of our common stock at an average price of $5.28 per share. As we have previously discussed, we believe the current share price does not accurately reflect Radiant’s long-term growth prospects and in that regard recently announced the renewal of our stock buy-back program authorizing the repurchase of up to 5,000,000 shares of our common stock through December 31, 2021.

We also made some very recent progress on the acquisition front and earlier today announced the purchase of two of our Adcom agency locations acquiring Alexandria, Virginia based Friedway Enterprises, Inc. and Pittsburgh, Pennsylvania based CIC2, Inc., both owned by our long-term operating partner Bonnie Knoedler. Supporting our operating partners in the transition to a company owned model remains a significant opportunity inherent in the Radiant Network.

Looking forward, we remain committed to our long-standing strategy to deliver profitable growth through a combination of organic and acquisition growth initiatives. We will continue to make investments in our technology platform and incremental sales resources to drive organic growth.  At the same time, we continue to enjoy low leverage on our balance sheet, strong free cashflow and continue our disciplined search for additional acquisition opportunities, which we believe, over time, will deliver meaningful value for our shareholders, our operating partners and the end customers that we serve. As we continue along this path, our stock buy-back program will remain an integral part of how we think about capital allocation, acquisition multiples and the use of our free cashflow.”

Second Fiscal Quarter Ended December 31, 2019 – Financial Results

For the three months ended December 31, 2019, Radiant reported net income attributable to common stockholders of $2.6 million on $201.9 million of revenues, or $0.05 per basic and fully diluted share. For the three months ended December 31, 2018, Radiant reported net income attributable to common stockholders of $3.8 million on $260.9 million of revenues, or $0.08 per basic and $0.07 per fully diluted share.

For the three months ended December 31, 2019, Radiant reported adjusted net income attributable to common stockholders of $6.3 million, or $0.13 per basic and $0.12 per fully diluted share. For the three months ended December 31, 2018, Radiant reported adjusted net income attributable to common stockholders of $8.2 million, or $0.16 per basic and fully diluted share.

For the three months ended December 31, 2019, Radiant reported Adjusted EBITDA of $9.4 million, compared to $12.5 million for the comparable prior year period.

Six Months Ended December 31, 2019 – Financial Results

For the six months ended December 31, 2019, Radiant reporting net income attributable to common stockholders of $5.8 million on $402.5 million of revenues, or $0.12 per basic and $0.11 per fully diluted share. For the six months ended December 31, 2018, Radiant reported net income attributable to common stockholders of $6.3 million on $479.8 million of revenues, or $0.13 per basic and $0.12 per fully diluted share.

For the six months ended December 31, 2019, Radiant reported adjusted net income attributable to common stockholders of $12.8 million, or $0.26 per basic and $0.25 per fully diluted share. For the six months ended December 31, 2018, Radiant reported adjusted net income attributable to common stockholders of $13.5 million or $0.27 per basic and fully diluted share.

For the six months ended December 31, 2019, Radiant reported Adjusted EBITDA of $19.1 million, compared to $21.3 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Monday, February 10, 2020 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Monday, February 10, 2020 at 4:30 PM Eastern
DIAL-IN	US (844) 407-9500; Intl. (862) 298-0850
REPLAY	February 11, 2020 at 9:30 AM Eastern to February 17, 2020 at 4:30 PM Eastern, US (877) 481-4010;
Intl. (919) 882-2331 (Replay ID number: 57941)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/32954.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of our recently acquired agency operations to maintain and grow their revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

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Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 jdeenihan@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	December 31,	June 30,
	2019	2019
(In thousands, except share and per share data)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,551	$5,420
Accounts receivable, net of allowance of $1,547 and $1,887, respectively	95,419	93,123
Contract assets	20,310	17,777
Income tax receivable	1,699	506
Prepaid expenses and other current assets	8,798	8,066
Total current assets	134,777	124,892

Property, technology, and equipment, net	20,007	20,127

Goodwill	65,389	65,389
Intangible assets, net	50,514	55,742
Operating lease right-of-use assets	13,943	—
Deposits and other assets	2,519	1,560
Total other long-term assets	132,365	122,691
Total assets	$287,149	$267,710

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$72,089	$74,097
Operating partner commissions payable	13,918	12,891
Accrued expenses	6,378	6,224
Current portion of notes payable	3,842	3,687
Current portion of operating lease liability	6,728	—
Current portion of finance lease liability	680	683
Other current liabilities	1,072	840
Total current liabilities	104,707	98,422

Notes payable, net of current portion	31,800	30,047
Operating lease liability, net of current portion	8,019	—
Finance lease liability, net of current portion	2,811	3,161
Deferred income taxes	7,121	7,838
Deferred rent liability	—	862
Other long-term liabilities	228	100
Total long-term liabilities	49,979	42,008
Total liabilities	154,686	140,430

Stockholders' equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 49,943,470 and 49,678,262 shares issued, and 49,662,114 and 49,586,464 shares outstanding, respectively	31	31
Additional paid-in capital	100,662	100,186
Treasury stock, at cost, 281,356 and 91,798 shares, respectively	(1,253)	(253)
Retained earnings	32,705	26,883
Accumulated other comprehensive income	153	187
Total Radiant Logistics, Inc. stockholders’ equity	132,298	127,034
Non-controlling interest	165	246
Total equity	132,463	127,280
Total liabilities and equity	$287,149	$267,710

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands, except share and per share data)	2019	2018	2019	2018
Revenues	$201,927	$260,938	$402,470	$479,821

Operating expenses:
Cost of transportation and other services	145,969	196,977	290,979	360,992
Operating partner commissions	25,370	28,355	49,548	53,183
Personnel costs	15,227	15,906	30,074	30,451
Selling, general and administrative expenses	6,680	7,522	14,343	14,646
Depreciation and amortization	4,095	3,815	8,132	7,448
Transition, lease termination, and other costs	337	(11)	328	(11)
Change in fair value of contingent consideration	33	(476)	48	(571)
Total operating expenses	197,711	252,088	393,452	466,138

Income from operations	4,216	8,850	9,018	13,683

Other income (expense):
Interest income	18	13	33	24
Interest expense	(612)	(873)	(1,319)	(1,661)
Foreign currency transaction gain (loss)	(25)	159	(48)	193
Other	44	59	75	209
Total other expense	(575)	(642)	(1,259)	(1,235)

Income before income taxes	3,641	8,208	7,759	12,448

Income tax expense	(961)	(1,874)	(1,748)	(2,851)

Net income	2,680	6,334	6,011	9,597
Less: net income attributable to non-controlling interest	(93)	(464)	(189)	(644)

Net income attributable to Radiant Logistics, Inc.	2,587	5,870	5,822	8,953
Less: preferred stock dividends	—	(445)	—	(956)
Less: issuance costs for preferred stock redemption	—	(1,659)	—	(1,659)

Net income attributable to common stockholders	$2,587	$3,766	$5,822	$6,338

Other comprehensive income:
Foreign currency translation gain (loss)	(148)	798	(34)	493
Comprehensive income	$2,532	$7,132	$5,977	$10,090

Income per share attributable to common stockholders:
Basic	$0.05	$0.08	$0.12	$0.13
Diluted	$0.05	$0.07	$0.11	$0.12

Weighted average common shares outstanding:
Basic	49,760,844	49,461,982	49,711,692	49,449,956
Diluted	51,395,063	51,064,163	51,411,538	50,884,799

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Total Revenues to Net Revenues, Net Income Attributable to Common Stockholders
to Adjusted Net Income Attributable to Common Stock, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report, Net Revenues, Adjusted Net Income Attributable to Common Stockholders, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Net Revenues, Adjusted Net Income Attributable to Common Stockholders, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income Attributable to Common Stockholders, management uses a 24.5% tax rate to calculate the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income Attributable to Common Stockholders, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, litigation costs, amortization of debt issuance costs, and issuance costs for preferred stock redemption.

We commonly refer to the term “net revenues” when commenting about our Company and the results of operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. We believe net revenues are a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of preferred stock dividends, redemption of preferred stock, interest and taxes, and excludes the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, MM&D start-up costs and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Net Revenues, Adjusted Net Income Attributable to Common Stockholders, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended December 31,		Six Months Ended December 31,
Net Revenues (Non-GAAP measure)	2019	2018	2019	2018
Total revenues	$201,927	$260,938	$402,470	$479,821
Cost of transportation and other services	145,969	196,977	290,979	360,992

Net revenues	$55,958	$63,961	$111,491	$118,829
Net revenues margin	27.7%	24.5%	27.7%	24.8%

(In thousands)	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of GAAP net income to adjusted EBITDA	2019	2018	2019	2018
GAAP net income attributable to common stockholders	$2,587	$3,766	$5,822	$6,338
Preferred stock dividends	—	445	—	956
Issuance costs for preferred stock redemption	—	1,659	—	1,659

GAAP net income attributable to Radiant Logistics, Inc.	2,587	5,870	5,822	8,953
Income tax expense	961	1,874	1,748	2,851
Depreciation and amortization	4,095	3,815	8,132	7,448
Net interest expense	594	860	1,286	1,637

EBITDA	8,237	12,419	16,988	20,889

Share-based compensation	467	464	897	795
Change in fair value of contingent consideration	33	(476)	48	(571)
Acquisition related costs	27	14	312	18
Litigation costs	248	248	432	385
Transition, lease termination, and other costs	337	(11)	328	(11)
Foreign currency transaction loss (gain)	25	(159)	48	(193)

Adjusted EBITDA	$9,374	$12,499	$19,053	$21,312
Adjusted EBITDA margin (Adjusted EBITDA as a % of Net Revenues)	16.8%	19.5%	17.1%	17.9%

(In thousands, except share and per share data)	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of GAAP net income to adjusted net income attributable to common stockholders:	2019	2018	2019	2018
GAAP net income attributable to common stockholders	$2,587	$3,766	$5,822	$6,338
Adjustments to net income:
Income tax expense	961	1,874	1,748	2,851
Depreciation and amortization	4,095	3,815	8,132	7,448
Change in fair value of contingent consideration	33	(476)	48	(571)
Transition, lease termination, and other costs	337	(11)	328	(11)
Acquisition related costs	27	14	312	18
Litigation costs	248	248	432	385
Amortization of debt issuance costs	54	56	108	115
Issuance costs for preferred stock redemption	—	1,659	—	1,659

Adjusted net income attributable to common stockholders before income taxes	8,342	10,945	16,930	18,232

Provision for income taxes at 24.5% before preferred dividend requirement	(2,044)	(2,791)	(4,148)	(4,701)

Adjusted net income attributable to common stockholders	$6,298	$8,154	$12,782	$13,531

Adjusted net income per common share:
Basic	$0.13	$0.16	$0.26	$0.27
Diluted	$0.12	$0.16	$0.25	$0.27

Weighted average common shares outstanding:
Basic	49,760,844	49,461,982	49,711,692	49,449,956
Diluted	51,395,063	51,064,163	51,411,538	50,884,799